Exhibit 99.1

VMware Reports Fiscal 2018 First Quarter Results

Year-over-year revenue growth of 9% to $1.74 billion, supported by strong growth across all regions

PALO ALTO, Calif., June 1, 2017 – VMware, Inc. (NYSE: VMW), a global leader in cloud infrastructure and business mobility, today announced financial results for fiscal 2018 first quarter:

•	Revenue for the first quarter was $1.74 billion, an increase of 9% from the first quarter of 2016.

•	License revenue for the first quarter was $610 million, an increase of 7% from the first quarter of 2016.

•	GAAP net income for the first quarter was $232 million, or $0.56 per diluted share, up 48% per diluted share compared to $161 million, or $0.38 per diluted share, for the first quarter of 2016. Non-GAAP net income for the quarter was $412 million, or $0.99 per diluted share, up 15% per diluted share compared to $366 million, or $0.86 per diluted share, for the first quarter of 2016.

•	GAAP operating income for the first quarter was $238 million, an increase of 24% from the first quarter of 2016. Non-GAAP operating income for the first quarter was $495 million, an increase of 11% from the first quarter of 2016.

•	Operating cash flows for the first quarter were $775 million. Free cash flows for the quarter were $726 million.

•	Cash, cash equivalents and short-term investments were $8.6 billion, and unearned revenue was $5.2 billion as of May 5, 2017.

•	Total revenue plus sequential change in total unearned revenue grew 10% year-over-year. Excluding the impact on unearned revenue from the sale of vCloud Air, total revenue plus sequential change in total unearned revenue grew 12% year-over-year.

•	License revenue plus sequential change in unearned license revenue grew 7% year-over-year. Excluding the impact on unearned revenue from the sale of vCloud Air, license revenue plus sequential change in unearned license revenue grew 10% year-over-year.

“We are very pleased with our strong Q1 results. Our strategy is resonating across the regions and driving increased customer interest for our SDDC and cloud portfolio as well as our digital workspace offerings,” said Pat Gelsinger, chief executive officer, VMware. “We also drove momentum across our partner ecosystem, featuring announcements with Dell EMC, Google, Microsoft and Oracle providing customers more complete solutions across clouds, applications and devices.”

Zane Rowe, executive vice president and chief financial officer, VMware, said, “Q1 was a great start to the year. We’re pleased with our performance and remain committed to providing value to our customers as they build out their private, public and hybrid cloud strategies.”

Recent Highlights & Strategic Announcements

•	In April, VMware introduced a new release of VMware vSAN™, featuring industry-first native hyper-converged infrastructure (HCI) security, lower total cost of ownership (TCO) and significantly higher all-flash performance. These combined benefits will help customers accelerate their data center modernization efforts.

•	At Mobile World Congress, Pat Gelsinger took part in a keynote with Patrick Adiba, Group Executive Vice President at Atos. The keynote highlighted how mobile technology enabled by VMware can play a pivotal role in today’s event experience. In addition, VMware unveiled VMware vCloud® NFV™ 2.0, which is designed to modernize and transform network architectures and operations for global communications service providers (CSPs) as they evolve their networks to support 5G and the Internet of Things.

•	OVH Group, a global hyper-scale cloud provider and vCloud Air Network partner, completed the acquisition of vCloud Air, including data center and customer operations, customers and an enterprise-ready support team. OVH will continue operations of the acquired service as “vCloud Air powered by OVH” and will leverage VMware’s hybrid cloud technology. In addition, OVH will continue to partner with VMware on go-to-market and customer support.

•	Throughout the quarter, a number of alliances were expanded that enable VMware’s End-User Computing platforms to manage more devices, applications and endpoints:

•	VMware announced it will deliver VMware Horizon Cloud on Microsoft Azure. The integration helps customers accelerate the move to Windows 10 and brings VMware virtual desktops to Azure in the enterprise.

•	VMware and Oracle announced a new relationship to simplify management and enable advanced security features for Oracle’s suite of mobile business applications and Oracle Mobile Cloud Service (OMCS) for mobile devices.

•	VMware and Google announced plans to accelerate the adoption of Chromebooks.

•	VMware announced a partnership expansion with Samsung to unify the mobile and desktop experiences for the benefit of business users with the Galaxy S8 and Workspace ONE.

•	At Dell EMC World 2017, VMware unveiled an extended strategic alliance with Pivotal to deliver new “Developer-Ready Infrastructure,” with the integration of VMware’s Software-Defined Data Center and Pivotal Cloud Foundry. The first example of this integration is with NSX.

•	VMware unveiled VMware Pulse IoT Center, a secure, enterprise grade Internet of Things (IoT) infrastructure management solution that will help customers more efficiently manage, operate, scale and protect their IoT projects from the edge to the cloud.

•	For the third year in a row, VMware was named one of the 2017 Fortune 100 Best Companies to Work For, according to global research and consulting firm Great Place to Work and Fortune.

The company will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, six quarters of historical data for unearned revenue that include year-over-year comparisons will also be made available at http://ir.vmware.com in conjunction with the conference call.

# # #

Revised Fiscal Calendar – Year-over-Year Comparisons of Quarterly Results and Sequential Change in Unearned Revenue Balances

VMware revised its fiscal calendar effective January 1, 2017. VMware’s first fiscal year under its revised fiscal calendar began on February 4, 2017 and will end February 2, 2018. The period from January 1, 2017 through February 3, 2017 has been recorded as a transition period and will be reported as a separate period in VMware’s Form 10-Q filing for the first quarter of fiscal 2018.

Year-over-year comparisons of quarterly financial results included in this press release and the attached financial tables compare results for VMware’s fiscal 2018 first quarter (February 4, 2017 through May 5, 2017) to VMware’s fiscal 2016 first quarter (January 1, 2016 through March 31, 2016). Sequential changes in total unearned revenue and unearned license revenue for the first quarter of fiscal 2018 compare VMware’s total unearned revenue and unearned license revenue balances as of February 3, 2017, the last day of the transition period, to the respective balances as of May 5, 2017, the last day of VMware’s fiscal 2018 first quarter.

About VMware

VMware, a global leader in cloud infrastructure and business mobility, helps customers accelerate their digital transformation. VMware enables enterprises to master a software-defined approach to business and IT with VMware Cross-Cloud Architecture™ and solutions for the data center, mobility, and security. With 2016 revenue of $7.09 billion, VMware is headquartered in Palo Alto, CA and has over 500,000 customers and 75,000 partners worldwide.

Additional Information

VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes materials that VMware files with the SEC; announcements of investor conferences and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; and other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting.

VMware, vCloud, vCloud Air, vCloud Air Network, vCloud NFV, VMware vSAN, Horizon, Horizon Cloud, Workspace ONE, NSX, VMware Pulse, Pulse IoT Center, and Cross-Cloud Architecture are registered trademarks of VMware, Inc. or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding the expected benefits to customers of new product releases, including VMware vSAN, and new solutions, such as VMware’s Pulse IOT Center; the anticipated continuing relationship with OVH Group; and the expected benefits of expanded alliances with Microsoft, Oracle, Google, Samsung and Pivotal. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer, government and information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing industries, and new product and marketing initiatives by VMware’s competitors; (iv) VMware’s customers’ ability to transition to new products and computing strategies such as cloud computing, desktop virtualization and the software defined data center; (v) VMware’s ability to enter into and maintain strategically effective partnerships and alliances; (vi) the uncertainty of customer acceptance of emerging technology; (vii) rapid technological changes in the virtualization software and cloud, end user and mobile computing industries; (viii) changes to product and service development timelines; (ix) VMware’s relationship with Dell Technologies and Dell’s ability to control matters requiring stockholder approval, including the election of VMware’s board members and matters relating to Dell’s investment in VMware; (x) VMware’s ability to protect its proprietary technology; (xi) VMware’s ability to attract and retain highly qualified employees; (xii) the ability to successfully integrate into VMware acquired companies and assets and smoothly transition services related to divested assets from VMware; (xiii) the ability of VMware to realize synergies from Dell; (xiv) disruptions resulting from key management changes; (xv) fluctuating currency exchange rates; (xvi) changes in VMware’s financial condition; (xvii) potential disruptions relating to the transition to Dell’s fiscal year and further business integrations with Dell; and (xviii) changes in business opportunities and priorities that could cause VMware to consider alternative uses of cash. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots

VMware Investor Relations

pziots@vmware.com

650-427-3267

Michael Thacker

VMware Global PR

mthacker@vmware.com

650-427-4454

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	Three Months Ended
	May 5, 2017	March 31, 2016
Revenue:
License	$610	$572
Services	1,126	1,017

Total revenue	1,736	1,589
Operating expenses (1):
Cost of license revenue	39	40
Cost of services revenue	250	211
Research and development	421	356
Sales and marketing	586	565
General and administrative	151	172
Realignment and loss on disposition	51	53

Operating income	238	192
Investment income	23	16
Interest expense with Dell	(7)	(7)
Other income (expense), net	4	(1)

Income before income tax	258	200
Income tax provision	26	39

Net income	$232	$161

Net income per weighted-average share, basic for Class A and Class B	$0.57	$0.38
Net income per weighted-average share, diluted for Class A and Class B	$0.56	$0.38
Weighted-average shares, basic for Class A and Class B	408,431	423,230
Weighted-average shares, diluted for Class A and Class B	414,018	424,180

(1) Includes stock-based compensation as follows:
Cost of license revenue	$1	$1
Cost of services revenue	14	12
Research and development	82	70
Sales and marketing	48	49
General and administrative	18	18

VMware, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	May 5, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$3,864	$2,790
Short-term investments	4,748	5,195
Accounts receivable, net of allowance for doubtful accounts of $2 and $2	867	1,856
Due from related parties, net	127	132
Other current assets	172	362

Total current assets	9,778	10,335
Property and equipment, net	993	1,049
Other assets	240	248
Deferred tax assets	724	462
Intangible assets, net	474	517
Goodwill	4,032	4,032

Total assets	$16,241	$16,643

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$116	$125
Accrued expenses and other	897	898
Note payable to Dell	680	—
Unearned revenue	3,317	3,531

Total current liabilities	5,010	4,554
Notes payable to Dell	820	1,500
Unearned revenue	1,918	2,093
Other liabilities	425	399

Total liabilities	8,173	8,546
Contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 108,409 and 108,351 shares	1	1
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3	3
Additional paid-in capital	1,448	1,721
Accumulated other comprehensive income (loss)	11	(9)
Retained earnings	6,605	6,381

Total stockholders’ equity	8,068	8,097

Total liabilities and stockholders’ equity	$16,241	$16,643

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Three Months Ended
	May 5, 2017	March 31, 2016
Operating activities:
Net income	$232	$161
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85	88
Stock-based compensation	163	150
Deferred income taxes, net	(8)	(18)
Loss on disposition	49	—
Loss on Dell share repurchase	2	—
Impairment of strategic investments	2	5
Other	1	1
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	325	544
Other assets	(12)	(5)
Due to/from related parties, net	(34)	63
Accounts payable	59	(28)
Accrued expenses	(34)	(118)
Income taxes payable	15	(23)
Unearned revenue	(70)	(100)

Net cash provided by operating activities	775	720

Investing activities:
Additions to property and equipment	(49)	(41)
Purchases of available-for-sale securities	(506)	(1,124)
Sales of available-for-sale securities	548	420
Maturities of available-for-sale securities	418	286
Proceeds from disposal of assets	—	3
Purchases of strategic investments	(6)	(2)
Decrease in restricted cash	2	2

Net cash provided by (used in) investing activities	407	(456)

Financing activities:
Proceeds from issuance of common stock	7	52
Repurchase of common stock	(425)	—
Shares repurchased for tax withholdings on vesting of restricted stock	(120)	(24)

Net cash provided by (used in) financing activities	(538)	28

Net increase in cash and cash equivalents	644	292
Cash and cash equivalents at beginning of the period	3,220	2,493

Cash and cash equivalents at end of the period	$3,864	$2,785

Supplemental disclosures of cash flow information:
Cash paid for interest	$9	$7
Cash paid for taxes, net	27	63
Non-cash items:
Changes in capital additions, accrued but not paid	$5	$(3)

VMware, Inc.

GROWTH IN REVENUE PLUS SEQUENTIAL CHANGE IN UNEARNED REVENUE

(in millions)

(unaudited)

Growth in Total Revenue Plus Sequential Change in Unearned Revenue

	Three Months Ended
	May 5, 2017	March 31, 2016
Total revenue, as reported	$1,736	$1,589
Sequential change in unearned revenue (1) (2)	(105)	(100)

Total revenue plus sequential change in unearned revenue	$1,631	$1,489

Change (%) over prior year, as reported	10%
Reduction of unearned revenue due to vCloud Air (2)	$35	$—

Total revenue plus sequential change in unearned revenue, excluding impact of vCloud Air	$1,666	$1,489

Change (%) over prior year, excluding impact of vCloud Air	12%

Growth in License Revenue Plus Sequential Change in Unearned License Revenue

	Three Months Ended
	May 5, 2017	March 31, 2016
Total license revenue, as reported	$610	$572
Sequential change in unearned license revenue (2) (3)	(12)	(13)

Total license revenue plus sequential change in unearned license revenue	$598	$559

Change (%) over prior year, as reported	7%
Reduction of unearned license revenue due to vCloud Air (2)	$18	$—

Total revenue plus sequential change in unearned license revenue, excluding impact of vCloud Air	$616	$559

Change (%) over prior year, excluding impact of vCloud Air	10%

(1)	Sequential change in unearned revenue compares total unearned revenue as of May 5, 2017 to total unearned revenue as of February 3, 2017. As of February 3, 2017, total unearned revenue was $5,340 million.
(2)	In conjunction with the disposition of the vCloud Air offering, approximately $35 million of unearned revenue was reclassified to accrued expenses and other on the condensed consolidated balance sheet as of May 5, 2017. Included in the $35 million of total unearned revenue was approximately $18 million of unearned license revenue. The amounts shown in the table above are inclusive of these reclassifications.
(3)	Sequential change in unearned license revenue compares unearned license revenue as of May 5, 2017 to unearned license revenue as of February 3, 2017. As of February 3, 2017, unearned license revenue was $484 million.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUE SCHEDULE

(in millions)

(unaudited)

	May 5, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Unearned revenue as reported:
License	$472	$503	$425	$455	$415	$428
Software maintenance	4,323	4,628	4,201	4,189	4,105	4,174
Professional services	440	493	468	478	456	474

Total unearned revenue	$5,235	$5,624	$5,094	$5,122	$4,976	$5,076

Change (%) over prior year:
License	13.8%	17.4%	5.1%	(5.5)%	(11.0)%	(12.2)%
Software maintenance	5.3%	10.9%	9.1%	7.6%	6.7%	6.9%
Professional services	(3.7)%	3.9%	8.6%	9.2%	6.0%	7.9%

Total unearned revenue	5.2%	10.8%	8.7%	6.4%	4.9%	5.0%

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended May 5, 2017

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Related Items	Loss on Share Repurchase	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Operating expenses:
Cost of license revenue	$39	(1)	—	(26)	—	—	—	$12
Cost of services revenue	$250	(14)	(1)	(1)	(1)	—	—	$233
Research and development	$421	(82)	—	—	(3)	—	—	$337
Sales and marketing	$586	(48)	(2)	(4)	—	—	—	$531
General and administrative	$151	(18)	—	—	(5)	—	—	$128
Realignment and loss on disposition	$51	—	—	—	(51)	—	—	$—
Operating income	$238	163	3	31	60	—	—	$495
Operating margin (2)	13.7%	9.4%	0.2%	1.8%	3.5%	—	—	28.5%
Other income (expense), net	$4	—	—	—	1	2	—	$7
Income before income tax	$258	163	3	31	61	2	—	$518
Income tax provision	$26						80	$106
Tax rate (2)	10.1%							20.5%
Net income	$232	163	3	31	61	2	(80)	$412
Net income per weighted-average share, diluted for Class A and Class B (2) (3)	$0.56	$0.39	$0.01	$0.08	$0.15	$—	$(0.19)	$0.99

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 414,018 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended March 31, 2016

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Related Items	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Operating expenses:
Cost of license revenue	$40	(1)	—	(25)	—	—	—	$15
Cost of services revenue	$211	(12)	—	(1)	—	—	—	$198
Research and development	$356	(70)	—	—	—	—	—	$286
Sales and marketing	$565	(49)	(3)	(6)	—	—	—	$508
General and administrative	$172	(18)	—	—	—	(16)	—	$136
Realignment	$53	—	—	—	(53)	—	—	$—
Operating income	$192	150	3	32	53	16	—	$446
Operating margin (2)	12.1%	9.4%	0.2%	2.0%	3.3%	1.0%	—	28.1%
Other income (expense), net	$(1)	—	—	—	—	3	—	$2
Income before income tax	$200	150	3	32	53	19	—	$457
Income tax provision	$39						53	$91
Tax rate (2)	19.5%							20.0%
Net income	$161	150	3	32	53	19	(53)	$366
Net income per weighted-average share, diluted for Class A and Class B (2) (3)	$0.38	$0.35	$0.01	$0.08	$0.13	$0.05	$(0.12)	$0.86

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 424,180 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

REVENUE BY TYPE

(in millions)

(unaudited)

	Three Months Ended
	May 5, 2017	March 31, 2016
Revenue:
License	$610	$572
Services:
Software maintenance	974	891
Professional services	152	126

Total services	1,126	1,017

Total revenue	$1,736	$1,589

Percentage of revenue:
License	35.1%	36.0%
Services:
Software maintenance	56.1%	56.1%
Professional services	8.8%	7.9%

Total services	64.9%	64.0%

Total revenue	100.0%	100.0%

VMware, Inc.

REVENUE BY GEOGRAPHY

(in millions)

(unaudited)

	Three Months Ended
	May 5, 2017	March 31, 2016
Revenue:
United States	$860	$800
International	876	789

Total revenue	$1,736	$1,589

Percentage of revenue:
United States	49.5%	50.4%
International	50.5%	49.6%

Total revenue	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

(in millions)

(unaudited)

	Three Months Ended
	May 5, 2017	March 31, 2016
GAAP cash flows from operating activities	$775	$720
Capital expenditures	(49)	(41)

Free cash flows	$726	$679

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP income per diluted share, and free cash flows. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flows, differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition, disposition and other-related items, gain or loss on share repurchase, and certain litigation and other contingencies, each as discussed below. Free cash flows differ from GAAP cash flows from operating activities with respect to the treatment of capital expenditures.

VMware has also presented in this earnings release (i) quarterly historical data for total unearned revenue; and (ii) data on the percentage change in total revenue and license revenue plus the sequential change in total unearned revenue and unearned license revenue, respectively, excluding the impact of total unearned revenue and unearned license related to vCloud Air. VMware’s management believes that these measures are useful to investors because they allow investors to make meaningful comparisons of VMware revenue and unearned revenue across periods.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•	Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business and to facilitate comparison of its results to those of peer companies.

•	Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.

•	Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•	Realignment charges. Realignment charges include workforce reductions, asset impairments, losses on asset disposals and costs to exit facilities. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s ongoing business and operating results.

•	Acquisition, disposition and other-related items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude acquisition, disposition and other-related items when looking for a consistent basis for comparison across accounting periods. These items include:

•	Direct costs of acquisitions and dispositions, such as transaction and advisory fees.

•	Accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware.

•	Charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments are included as other-related items.

•	Gains or losses on sale or disposal of distinct lines of business or product offerings, or transactions with features similar to discontinued operations, including recoveries or charges recognized to adjust the fair value of assets that qualify as “held for sale.”

•	Certain costs incurred related to Dell’s acquisition of VMware’s parent company, EMC Corporation.

•	Gain on share repurchase. In December 2016, VMware entered into a stock purchase agreement with Dell and Dell’s wholly-owned subsidiary, EMC Equity Assets LLC, pursuant to which VMware agreed to purchase $500 million of VMware Class A common stock. Through December 31, 2016, VMware had purchased 4.8 million shares for $375 million, as well as recognized a derivative asset related to its obligation to repurchase $125 million of additional shares. The derivative asset was measured at fair value on a recurring basis and resulted in the recognition of gains and losses, which were recorded to other income (expense), net on the condensed consolidated statements of income. On February 15, 2017, the stock purchase agreement with Dell was completed. VMware’s management believes it is useful to exclude the mark-to-market adjustment on the derivative asset, as it is not reflective of VMware’s ongoing business and operating results.

•	Certain litigation and other contingencies. VMware, from time to time, may incur charges or benefits that are outside of the ordinary course of VMware’s business related to litigation and other contingencies. VMware believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of VMware’s business and because of the singular nature of the claims underlying such matters.

•	Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to VMware’s annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income as well as significant tax adjustments. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware’s management believes that the non-GAAP financial measure of free cash flows is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited.

Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.